Report of Independent Registered Public Accounting
Firm

To the Board of Trustees and Shareholders of Old
Mutual Advisor Funds II:

In planning and performing our audits of the financial statements of Old Mutual Analytic U.S.
Long/Short Fund, Old Mutual Barrow Hanley Value
Fund, Old Mutual Columbus Circle Technology and
Communications Fund, Old Mutual Emerging Growth
Fund, Old Mutual Focused Fund, Old Mutual Growth
Fund, Old Mutual Heitman REIT Fund, Old Mutual Large
Cap Fund, Old Mutual Large Cap Growth Fund, Old
Mutual Large Cap Growth Concentrated Fund, Old
Mutual Mid-Cap Fund, Old Mutual Select Growth Fund,
Old Mutual Small Cap Fund, Old Mutual Strategic
Small Company Fund, Old Mutual TS&W Small Cap Value
Fund, Old Mutual Cash Reserves Fund, Old Mutual
Dwight Intermediate Fixed Income Fund and Old Mutual
Dwight Short Term Fixed Income Fund (eighteen portfolios constituting Old Mutual Advisor Funds II, hereafter referred to as the Trust) as of and for the year ended March 31, 2007, in accordance with the standards of the Public Company Accounting
Oversight Board (United States), we considered the
Trusts internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trusts internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the funds ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the funds annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).
However, we noted no deficiencies in the Trusts internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2007.

This report is intended solely for the information and use of management and the Board of Trustees of Old Mutual Advisor Funds II and the Securities and
Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




/s/ PricewaterhouseCoopers LLP

May 21, 2007




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